Vital Health Technologies, Inc.

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

     The undersigned, Halton Martin, the Chief Executive Officer of Vital Health Technologies, Inc. (the "Company") has executed this Certification in connection with the filing with the Securities and Exchange Commission of this Amended Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the "Report").

     The undersigned hereby certifies that:

o the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

o the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certification as of the of September 5, 2003.

                                           /s/  Halton  Martin
                                           Chief Executive Officer